Exhibit 3(v)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “H. J. HEINZ COMPANY, L.P. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE SIXTH DAY OF OCTOBER, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF OCTOBER, A.D. 2008, AT 4:56 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF MAY, A.D. 2009, AT 6:52 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “H. J. HEINZ COMPANY, L.P.”.

	Jeffrey W. Bullock, Secretary of State
3299275 8100H	AUTHENTICATION:	0465728
130679359	DATE:	05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 10/06/2000 001507290 – 3299275

CERTIFICATE OF LIMITED PARTNERSHIP

OF

H. J. HEINZ COMPANY, L.P.

This Certificate of Limited Partnership (“Certificate”) of H. J. Heinz Company, L.P. (the “Partnership”) is being executed to be effective as of October 6, 2000.

WHEREAS, the Partnership is being formed pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended from time-to-time (the “Act”), to be governed by that certain Agreement of Limited Partnership dated as of October 6, 2000, as amended from time-to-time (the “Partnership Agreement”); and

WHEREAS, the Partnership Agreement and the Act require the filing of a Certificate of Limited Partnership with the Secretary of State;

NOW, THEREFORE, the undersigned does hereby certify that:

1. NAME. The name of the Partnership is H. J. Heinz Company, L.P.

2. REGISTERED OFFICE AND REGISTERED AGENT. The name of the registered agent and its address and the address of the registered office of the Partnership for service of process in Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. NAME AND ADDRESS OF THE GENERAL PARTNER. The name and the business and mailing address of the sole general partner of the Partnership is:

Cardio Holding Company

USX Tower – 60th Floor

600 Grant Street

Pittsburgh, Pennsylvania 153219

This Certificate has been executed as of the day and year first above written by the sole general partner of the Partnership.

GENERAL PARTNER:

CARDIO HOLDING COMPANY, a Delaware corporation

By:

Name:	Leonard A. Cullo, Jr.
Title:	Vice President

H. J. HEINZ COMPANY

600 Grant Street

USX Tower – 60th Floor

Pittsburgh, Pennsylvania 15219

October 6, 2000

CONSENT TO USE OF NAME

To The Office of the Secretary of State:

On behalf of H. J. Heinz Company (the “Corporation”), a Pennsylvania corporation, the undersigned, being a duly authorized officer of the Corporations does hereby unequivocally consent to the use of the name H. J. Heinz Company, L.P. (the “Partnership”) by the persons intending to organize such Partnership as a Delaware limited partnership under such name and to qualify such Partnership in any other jurisdiction. The Corporation is a limited partner of the Partnership.

H. J. HEINZ COMPANY, a Pennsylvania corporation

By:

Name:	Leonard A. Cullo, Jr.
Title:	Treasurer

State of Delaware Secretary of State Division of Corporations Delivered 05:08 PM 10/01/2008 FILED 04:56 PM 10/01/2008 SRV 081004782 – 3299275 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is	H. J. Heinz Company, L. P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

The name and the business and mailing address of the sole general partner of the Partnership is:

Heinz Management LLC, 1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania 15222-5448

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 1st day of October, A.D. 2008.

Heinz Management LLC

By:

General Partner(s)

Name:	Leonard A. Cullo, Jr. Vice President
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State of Delaware Secretary of State Division of Corporations Delivered 07:12 PM 05/04/2009 FILED 06:52 PM 05/04/2009 SRV 090427723 – 3299275 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is	H.J. Heinz Company, L.P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

The name and the business and mailing address of the sole general partner of the Partnership is: Heinz GP LLC, 1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania 15222-5448

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 24th day of April, A.D. 2009.

Heinz GP LLC

By:

General Partner(s)

Name:	Leonard A. Cullo, Jr. Vice President
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